UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2007

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive Edina, Minnesota		55436-1097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 6, 2007, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved amendments to the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan (the “Plan”). The Plan was amended primarily to comply with the requirements and final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, relating to deferred compensation. Among other things, required language was added to clarify provisions regarding termination of employment and retirement, establishment of open enrollment periods, and termination of the Plan; and language was removed to eliminate the Committee’s or ATK’s Chief Executive Officer’s discretionary termination of deferral elections.

This description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005, as Further Adopted on September 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: September 12, 2007	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General
Counsel and Secretary